Exhibit 10.2

AMENDMENT NO. 1 TO MASTER FRAMEWORK AGREEMENT

This AMENDMENT NO. 1 TO MASTER FRAMEWORK AGREEMENT (this “Amendment”), is made and entered into as of May 3, 2019 (the “Amendment Date”), by and among each of

MUFG Bank, Ltd., a Japanese banking corporation (“MUFG”), as buyer (“Buyer”);

Hill-Rom Company, Inc., an Indiana corporation (“Hill-Rom Company”), Hill-Rom Manufacturing, Inc., an Indiana corporation (“Hill-Rom Manufacturing”), and each Additional Seller from time to time party hereto, as sellers (each, a “Seller” and, collectively, the “Sellers”);

Hill-Rom Company, as agent for the Sellers (in such capacity, “Sellers’ Agent”); and

solely for purposes of Section 4.4 hereof, Hill-Rom Holdings, Inc., an Indiana corporation, as guarantor (“Guarantor”),

and amends that certain Master Framework Agreement dated as of May 4, 2018, by and among Buyer, Sellers’ Agent and the Sellers (the “Framework Agreement” and, as amended hereby, the “Amended Framework Agreement”). Each of Buyer, Sellers’ Agent and each Seller may also be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into the Framework Agreement and certain other Transaction Agreements for the purpose of providing the Sellers with a facility under which Buyer will enter into certain sale and repurchase agreements with each Seller with respect to their respective Seller Notes;

WHEREAS, Guarantor entered into the Guaranty in favor of Buyer and the other Beneficiaries (as defined in the Guaranty) pursuant to which Guarantor guaranteed the payment and performance of all obligations, liabilities and indebtedness owed by Sellers’ Agent and the Sellers under the Transaction Agreements; and

WHEREAS, the Parties now wish to extend the Facility Term and amend certain other provisions of the Framework Agreement.

agreement

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the Parties and, solely for purposes of Section 4.4 hereof, Guarantor agree as follows:

1.       Interpretation.

1.1       Definitions. All capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Framework Agreement (including Schedule 1 thereto).

1.2       Construction. The rules of construction set forth in Section 1.2 of the Framework Agreement shall apply to this Amendment.

2.       Amendments.

The Framework Agreement is hereby amended, effective from and after the Amendment Date, as follows:

2.1       Schedule 1 to the Framework Agreement is hereby amended by inserting each of the following new definitions in alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Rule, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“First Amendment Effective Date” means May 3, 2019.

2.2       The definition of Fee Letter in Schedule 1 to the Framework Agreement is hereby amended by deleting the words “the Effective Date” appearing therein and replacing them with “May 3, 2019”.

2.3       The definition of Scheduled Facility Expiration Date in Schedule 1 to the Framework Agreement is hereby amended by deleting the reference to “May 3, 2019” appearing therein and replacing it with “May 1, 2020”.

2.4       Section 5.1(p) of the Framework Agreement is hereby amended by deleting each reference to “December 31, 2016” appearing therein and replacing each such reference with “December 31, 2017”.

2.5       Section 5.1 of the Framework Agreement is hereby amended by adding the following as a new clause (w) at the end thereof:

“(w) Beneficial Ownership Rule. As of the First Amendment Effective Date, such Seller is an entity (other than a bank) whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or have been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange (as used in this clause, a “listed entity”) or that is organized under the laws of the United States or of any state and at least 51 percent of whose common stock or analogous equity interest is owned by a listed entity and is excluded on that basis from the definition of Legal Entity Customer as defined in the Beneficial Ownership Rule.”

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2.6       Section 5.3(l) of the Framework Agreement is hereby amended by deleting the words “its Subsidiaries or” appearing therein and replacing them with “its Subsidiaries, Affiliates or”.

2.7       Section 5.3 of the Framework Agreement is hereby amended by adding the following as new clauses (s) an (t) at the end thereof:

“(s) Evading and Avoiding. Such Seller shall not engage in, or authorize or consent to any of its Subsidiaries, Affiliates, directors, officers, employees, agents or other Persons, each to the extent acting on behalf of such Seller in connection with the Transaction Agreements, to engage in, or to conspire to engage in, any transaction that unlawfully evades or avoids, or has the purpose of unlawfully evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions, each as applicable.”

“(t) Beneficial Ownership Rule. Promptly following any change that would result in a change to the status of such Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, such Seller shall execute and deliver to Buyer a Beneficial Ownership Certification complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to Buyer.”

2.8       Section 8.1(a)(xi) of the Framework Agreement is hereby amended (1) by inserting the words “each as applicable,” immediately before the words “and all reasonable costs” appearing therein and (2) by deleting the words “as a result of” appearing therein and replacing them with “to the extent resulting from”.

2.9       Section 9.8 of the Framework Agreement is hereby amended by deleting the contact information immediately following “With an additional copy to legal team at:” and replacing it with the following:

“Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Ryan Dzierniejko

Tel: (212) 735-3712

Fax: (917) 777-3712

Email: ryan.dzierniejko@skadden.com”

2.10       Section 9.15 of the Framework Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Each of Sellers’ Agent and each Seller agrees to provide Buyer, from time to time, with all documentation and other information required by bank regulatory authorities requested by Buyer for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Rule or other applicable anti-money laundering laws, rules and regulations.”

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3.       Representations, Warranties, Undertakings and Agreements.

3.1       Sellers. In entering into this Amendment, each Seller hereby makes or repeats (as applicable) to Buyer as of the Amendment Date (or, to the extent expressly relating to a specific prior date, as of such prior date) the representations and warranties set forth in the Framework Agreement and each other Transaction Agreement to which such Seller is a party, and such representations and warranties shall be deemed to include this Amendment. Each Seller further represents that it has complied in all material respects with all covenants and agreements applicable to it under the Framework Agreement and each of the other Transaction Agreements to which it is a party.

3.2       Certain Buyer Acknowledgements. Buyer hereby acknowledges that it has received notice of the substantially concurrent amendments to the Securitization Facility Documents, to be effective on or about the date hereof (the “Securitization Facility Amendments”), in accordance with Section 5.3(r) of the Framework Agreement, and has not elected to terminate the Facility Term pursuant to the definition of “Facility Expiration Date”. Buyer agrees that, notwithstanding Section 5.3(h) of the Framework Agreement, any extension, amendment or other modification of any Seller Note pursuant to the Securitization Facility Amendment shall not constitute a breach or other violation of such Section 5.3(h).

4.       Miscellaneous.

4.1       Counterparts. This Amendment may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 4.1.

4.2       Replacement Fee Letter. The Parties acknowledge and agree that, in connection with this Amendment and as a condition to the effectiveness hereof, Buyer and the Sellers are entering into a replacement Fee Letter Agreement, dated as of the Amendment Date (the “Replacement Fee Letter”), which shall constitute a Transaction Agreement under the Amended Framework Agreement and shall in all respects replace and supersede the original Fee Letter Agreement entered into among Buyer and the Sellers on the Effective Date (the “Original Fee Letter”). The Parties further acknowledge and agree that, effective from and after the Amendment Date, the Original Fee Letter shall be terminated and have no further force or effect, and as reflected in Section 2.1 of this Amendment, all references in the Framework Agreement and the other Transaction Agreements to the Fee Letter shall be deemed references to the Replacement Fee Letter.

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4.3       Ratification and Amendment to Transaction Agreements. Except as amended hereby or as otherwise specified in Section 4.2 hereof, each of the other Transaction Agreements remains in full force and effect. The Parties hereby acknowledge and agree that, effective from and after the Amendment Date, (i) all references to the Framework Agreement in any other Transaction Agreement shall deemed to be references to the Amended Framework Agreement, (ii) any amendment in this Amendment of a defined term in the Framework Agreement shall apply to terms in any other Transaction Agreement which are defined by reference to the Framework Agreement, and (iii) this sentence shall be effective to amend each of the other Transaction Agreements (including each Master Repurchase Agreement and each Annex thereto) to the extent necessary to give effect to the foregoing clauses (i) and (ii).

4.4       Guarantor Acknowledgment and Consent. Guarantor hereby acknowledges the Parties’ entry into this Amendment and consents to the terms and conditions hereof (including with respect to the Replacement Fee Letter), it being understood that such terms and conditions may affect the extent of the Guaranteed Obligations (as defined in the Guaranty) for which Guarantor may be liable under the Guaranty. Guarantor further confirms and agrees that the Guaranty remains in full force and effect after giving effect to this Amendment and, for the avoidance of doubt, acknowledges that any amendment herein to a defined term in the Framework Agreement shall apply to terms in the Guaranty which are defined by reference to the Framework Agreement.

4.5       GOVERNING LAW. This AMENDMENT shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law provisions thereof other than sections 5-1401 and 5-1402 of the New York General Obligations Law.

4.6       Expenses. All reasonable legal fees and expenses of Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and each related document entered into in connection herewith shall be paid by the Sellers promptly on demand.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Buyer:

MUFG Bank, Ltd.

By:	/s/ Thomas Giuntini
Name:	Thomas Giuntini
Title:	Director

[SIGNATURE PAGEs CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 1 to Master Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Seller and Sellers’ Agent:

Hill-Rom Company, Inc.

By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGEs CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 1 to Master Framework Agreement]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Seller:

Hill-Rom Manufacturing, Inc.

By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	Senior Vice President and Chief Financial Officer

[SIGNATURE PAGEs CONTINUE ON FOLLOWING PAGE]

[Signature Page to Amendment No. 1 to Master Framework Agreement]

IN WITNESS WHEREOF, Guarantor has executed this Amendment (solely for purposes of Section 4.4 hereof) as of the date first written above.

Guarantor:

Hill-Rom Holdings, Inc.

By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Master Framework Agreement]